UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2006

Unity Wireless Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-30620

Commission File Number)

91-1940650

(IRS Employer Identification No.)

7438 Fraser Park Drive, Burnaby, BC Canada  V5J 5B9

(Address of principal executive offices and Zip Code)

(800) 337-6642

(Registrant’s telephone number, including area code)

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On February 28, 2006, Unity Wireless Corporation (the "Company") entered into a Securities Purchase Agreement under which the Company sold to private investors $2,200,000 principal amount of Secured Convertible Notes and warrants to purchase 6,875,000 shares of common stock at $0.16 per share. All amounts are US$.  See Item 3.02 for further information.

Item 2.03  Creation of a Direct Financial Obligation

On February 28, 2006, the Company entered into the Securities Purchase Agreement referred to in Item 1.01 under which the Company sold to private investors $2,200,000 principal amount of Secured Convertible Notes and warrants to purchase 6,875,000 shares of common stock at $0.16 per share. All amounts are US$.  See Item 3.02 for further information.

Item 3.02 Unregistered Sales of Equity Securities.

(a)

Pursuant to the Securities Purchase Agreement referred to in Items 1.01 and 2.03, the Company on February 28, 2006 sold to private investors $2,200,000 principal amount of Secured Convertible Notes (“Notes”) and warrants to purchase 6,875,000 shares of common stock at $0.16 per share (“Warrants”). All amounts are US$.

(b)

The securities referred to in this Item 3.02 were issued in a private placement under the exemption set forth in Section 4(2) of the Securities Act of 1993 Act (the “Act”) and Rule 506 thereunder from the registration requirements under the Act.

(c)

The Notes bear interest at the rate of 8% per annum.  Interest is payable quarterly beginning July 1, 2006 in cash or, subject to certain conditions, in registered common stock valued at 85% of the then volume weighted average price.  The principal amount of the Notes is due on February 28, 2009 and is secured by all of the assets of the Company.  The maturity date may accelerate and the Company may incur penalties on the occurrence of certain default events, including the failure by the stockholders of the Company to approve an amendment to the certificate of incorporation that increases the number of authorized shares of common stock from 150 million to 300 million.  The Notes are convertible into common stock at the option of the holders at $0.16 per share, provided that until July 1, 2006 the Notes are convertible into a maximum aggregate of 10,000,000 shares of common stock.  Subject to certain conditions, the conversion price will be reduced on an unweighted basis if the Company issues equity securities at an effective price of less than $0.16 per share.  Also, subject to certain conditions, the Company can force conversion of the Notes if the volume weighted average price of the common stock is at least $0.32 for 20 consecutive trading days.

(d)

The Warrants are exercisable at $0.16 per share and expire on February 28, 2011.  Subject to certain conditions, the exercise price will be reduced on an unweighted basis if the Company issues equity securities at an effective price of less than $0.16 per share.  In addition, subject to certain conditions, the Warrants will expire unless exercised within a specified number of days after the Company gives due notice that the volume weighted average price of the common stock was at least $0.32 for 20 consecutive trading days.  The Warrants may be exercised on a cashless basis (i.e., by deducting from the number of shares otherwise issuable on exercise a number of shares that have a then market value equal to the exercise price) after February 28, 2007 so long as no registration statement is in effect with respect to the sale of shares issuable on exercise.

(e)

The Company has agreed to file a registration statement to register all of the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants.  The registration statement will also cover shares that the Company may propose to issue in payment of interest on the Notes.

(f)

In connection with the financing, the Company reduced from $0.20 to $0.16 the per share conversion price of $1,200,000 principal amount of secured convertible notes previously issued to investors in the offering (“prior notes”), and reduced from $0.20 to $0.10 the per share exercise price of 2,500,000 warrants previously issued to these investors.   The investors extended the maturity date of the prior notes from August 31, 2006 (as to $250,000 principal amount) and February 11, 2007 (as to $950,000 principal amount) to February 28, 2009.

(g)

In connection with the financing, the Company paid $176,000 in fees to Cambria Capital, LLC (“Cambria”) and approximately $10,000 of expenses, excluding fees of the Company's counsel. The Company also issued to Cambria warrants to purchase 1,375,000 shares of common stock at an exercise price of $0.16 per share and in the form of the Warrants.

(h)

The foregoing summary is qualified by reference to the provisions of the agreements and instruments that are included as exhibits with this filing.

Item 9.01 Exhibits

Exhibit 4.1 Form of Security Purchase Agreement

Exhibit 4.2 Form of Secured Convertible Note

Exhibit 4.3 Form of Warrant

Exhibit 4.4 Form of Security Agreement

Exhibit 4.5 Form of Subsidiary Guarantee Agreement

Exhibit 4.6 Form of Registration Rights Agreement

Exhibit 10.1Agreement with Cambria Capital, LLC dated January 13, 2006

Exhibit 99.1 Press Release issued by the Registrant on March 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY WIRELESS CORPORATION

By: /s/ Ilan Kenig

Chief Executive Officer

Date: March 6, 2006

Index to Exhibits

Exhibit 4.1 Form of Security Purchase Agreement

Exhibit 4.2 Form of Secured Convertible Note

Exhibit 4.3 Form of Warrant

Exhibit 4.4 Form of Security Agreement

Exhibit 4.5 Form of Subsidiary Guarantee Agreement

Exhibit 4.6 Form of Registration Rights Agreement

Exhibit 10 Agreement with Cambria Capital, LLC dated January 13, 2006

Exhibit 99.1 Press Release issued by the Registrant on March 6, 2006